Exhibit 99.1

ClubCorp Reports Tenth Consecutive Quarter of Growth, Narrows Full Year Outlook, and Initiates Strategy to Reduce Leverage

•	Third quarter revenue was $259.3 million, up 1.6% due to increases in dues and food & beverage revenue

•	Third quarter net income was $1.2 million

•	Third quarter adjusted EBITDA was $59.0 million, up 7.5%

DALLAS, Texas (October 13, 2016) - ClubCorp - The World Leader in Private Clubs® (NYSE: MYCC) - announces financial results for its fiscal-year 2016 third quarter ended September 6, 2016. The third quarter of fiscal 2016 and fiscal 2015 consisted of 12 weeks. Year-to-date results of fiscal 2016 and fiscal 2015 consisted of 36 weeks. All growth percentages refer to year-over-year progress.

Third Quarter Results:

•	Revenue increased $4.0 million, or 1.6%, to $259.3 million for the third quarter of 2016.

•	Net Income was flat to prior at $1.2 million.

•	Adjusted EBITDA(1) increased $4.1 million to $59.0 million, up 7.5%, largely from increased revenue and from effectively managing and controlling variable operating expenses.

•
Same Store Clubs(2) revenue was up $1.1 million, up 0.5% to $242.1 million, driven by increases in dues revenue up 2.6% and a la carte and private events food & beverage revenue up 0.5%. This result was offset by golf operations revenue down (3.0)% impacted by lower rounds played.

•
Same-store adjusted EBITDA grew $1.7 million, up 2.7% to $65.0 million, due to increased revenue and favorable operating expenses as a percentage of revenue. Same-store Adjusted EBITDA margin increased 50 bps to 26.8%.

•	New or Acquired Clubs.(2) New clubs opened or acquired in 2015 and 2016 contributed revenue of $13.7 million and adjusted EBITDA of $1.8 million.

FY16 Year-to-date Results:

•	Revenue increased $22.0 million, or 3.1%, to $743.2 million for the first three quarters of the year.

•	Net Loss narrowed by $1.9 million, or 58.3%, to $(1.4) million.

•	Adjusted EBITDA(1) increased $10.5 million to $164.3 million, up 6.8%, driven by higher revenue and improved margin performance across both same-store and new and recently acquired clubs.

•
Same Store Clubs revenue was up $12.1 million, up 1.7% to $702.1 million, driven by increases in dues revenue up 3.4% and food & beverage revenue up 1.9%, offset by golf operations revenue down (1.1)%.

•
Same-store adjusted EBITDA grew $10.3 million, up 5.5% to $196.6 million, due to increased revenue and favorable operating expenses as a percentage of revenue. Same-store Adjusted EBITDA margin increased 100 bps to 28.0%.

•	New or Acquired Clubs.(2) New clubs opened or acquired in 2015 and 2016 contributed revenue of $34.2 million and adjusted EBITDA of $4.2 million.

ClubCorp FY16 Q3 Earnings Release	1	Page

Exhibit 99.1

2016 Third Quarter and Year to Date Summary:
(Unaudited financial information)

	Third quarter ended			Year to date ended
(In thousands, except for membership data)	September 6, 2016 (12 weeks)	September 8, 2015 (12 weeks)	% Change	September 6, 2016 (36 weeks)	September 8, 2015 (36 weeks)	% Change

Total Revenue	$259,332	$255,360	1.6%	$743,179	$721,179	3.1%

Net income (loss)	$1,182	$1,185	(0.3)%	$(1,381)	$(3,314)	58.3%

Golf and Country Clubs Adjusted EBITDA	$59,949	$58,172	3.1%	$176,164	$164,651	7.0%
Business, Sports and Alumni Clubs Adjusted EBITDA	$6,790	$5,954	14.0%	$24,662	$22,657	8.8%
Corporate expenses and other operations (3)	$(7,733)	$(9,213)	16.1%	$(36,542)	$(33,475)	(9.2)%
Adjusted EBITDA (1)	$59,006	$54,913	7.5%	$164,284	$153,833	6.8%

Total memberships, excluding managed club memberships				176,765	174,585	1.2%

Quotes:

•
Eric Affeldt, chief executive officer: “We delivered our tenth quarter of consecutive revenue and adjusted EBITDA growth. Since going public we have grown revenue and adjusted EBITDA by over 30% by implementing a successful three pronged strategy focused on organic growth, reinvention and acquisitions. Part of this strategy anticipated reinvention of clubs we acquired in 2014 and 2015. Much of this planned investment is now complete. As a result, the Company is now prepared to de-lever its balance sheet below 4.0x. We plan to de-lever our balance sheet by continuing to grow adjusted EBITDA, reducing capital spend, including fewer planned same-store reinventions in 2017, and using excess cash to pay down debt.”

•
Mark Burnett, president and chief operating officer: “We delivered another quarter of adjusted EBITDA growth benefiting from improved performance at recently reinvented and acquired clubs. The Sequoia portfolio continues to perform very well and our results there are meeting our underwriting expectations. We are pleased by the early member response and increased member activity at these clubs. Likewise, our O.N.E. offering continues to appeal to our members with approximately 54% of our memberships now enrolled in our O.N.E. offering.”

ClubCorp FY16 Q3 Earnings Release	2	Page

Exhibit 99.1

•
Curt McClellan, chief financial officer: “Year-to-date consolidated same-store adjusted EBITDA has grown 5.5% and adjusted EBITDA margins have improved 100 bps to 28%. Nevertheless, same-store revenue in the third quarter was slower than we anticipated driven by weather related issues affecting golf playability and negatively impacting rounds played and a la carte food and beverage spend at multiple clubs. Based on our performance year-to-date, we are narrowing our full-year fiscal 2016 outlook accordingly. Our leverage is currently 4.4x and we are initiating a strategy to de-lever the Company below 4x over the next 12-18 months. We will continue to pursue value enhancing acquisitions including individually-owned and member-owned clubs, yet we do not anticipate any near term levering event for the Company. Additionally, we have actively taken steps towards this objective by lowering future interest expense by refinancing certain of our mortgage debt and repricing our term loan facility this quarter.”

Segment Highlights:
Golf and country clubs (GCC):

•	Third quarter, GCC revenue was up $4.9 million to $215.5 million, up 2.3%.

•	Third quarter, GCC adjusted EBITDA increased $1.8 million to $59.9 million, up 3.1%, and GCC adjusted EBITDA margin increased 20 basis points to 27.8%.

•
Third quarter, GCC same-store revenue increased $1.0 million, up 0.5%. Dues revenue was up 3.0% and food & beverage revenue increased 0.3%, offset by golf operations revenue that declined (3.0)%, driven by fewer rounds played due to continued post-flood remediation of Houston clubs and adverse weather impacts in certain areas.

•	Third quarter, GCC same-store adjusted EBITDA increased $0.9 million, up 1.6%, due largely to favorable operating expenses and improved variable payroll expenses as a percentage of revenue.

•	Third quarter, GCC same-store adjusted EBITDA margin improved 30 basis points to 28.8%.

•	Clubs acquired in 2015 and 2016 contributed third quarter, GCC revenue of $13.7 million and GCC adjusted EBITDA of $1.7 million.

Business, sports and alumni clubs (BSA):

•	Third quarter, BSA revenue was up $0.2 million to $40.3 million, up 0.5% driven by increases in dues revenue and food & beverage revenue.

•
Third quarter, BSA adjusted EBITDA increased $0.8 million to $6.8 million, up 14.0% largely due to a decline in variable payroll expenses as a percentage of revenue and a decrease in rent expense. BSA same-store adjusted EBITDA margin improved 200 basis points to 16.8%.

ClubCorp FY16 Q3 Earnings Release	3	Page

Exhibit 99.1

Other Data:

•
O.N.E. and Other Upgrades. As of September 6, 2016, approximately 54% of our memberships were enrolled in O.N.E. or similar upgrade programs, as compared to approximately 50% of our memberships that were enrolled in similar upgrade programs as of December 29, 2015. As of September 6, 2016, the Company offered O.N.E. at 154 clubs.

•
Reinvention. In total, for 2016, the Company expects ROI expansion capital to be approximately $44 million. Of this amount, ClubCorp plans to invest approximately $21 million on 9 same-store clubs and approximately $23 million on recently acquired clubs.

•
Acquisitions. As of September 6, 2016, ClubCorp has acquired three clubs: Heritage Golf and Country Club in Columbus, Ohio; Marsh Creek Country Club in St. Augustine, Florida and Santa Rosa Country Club in Santa Rosa, California and has entered a management agreement to operate the Country Club of Columbus in Columbus, Georgia. As of September 6, 2016, ClubCorp owns or operates 160 golf and country clubs representing approximately 200 18-hole equivalents, of which nine are managed clubs. Additionally, the Company owns or operates 48 business, sports and alumni clubs, of which three are managed clubs.

•
Membership. Membership totals exclude membership count from managed clubs. As of September 6, 2016, total memberships increased 2,180 to 176,765, up 1.2%, over memberships at September 8, 2015. Total golf and country club memberships increased 2.9%, while total business, sports and alumni club memberships declined 2.2%.

•
Capital Structure. At the end of the third quarter, the Company had $92.1 million in cash and cash equivalents and total liquidity of approximately $237 million. Additionally, the Company completed the refinance of $37 million in mortgage debt with a new rate of LIBOR + 290, with 0.25% LIBOR floor, and subsequent to quarter-end, completed the repricing of its $675 million term loan with a new rate of LIBOR + 300, with 1% LIBOR floor. Combined, both actions are expected to save the Company approximately $2.5 million in annual cash interest expense.

Company Outlook:
The following guidance is based on current management expectations. All financial guidance amounts are estimates and subject to change, including as a result of matters discussed under the “Forward-Looking Statements” cautionary language which follows, and the Company undertakes no duty to update its guidance. For fiscal year 2016, the Company is reducing its revenue outlook and narrowing its adjusted EBIDTA outlook. The Company reduces its anticipated revenue to a range of $1,080 million to $1,090 million and narrows its anticipated adjusted EBITDA to a range of $245 million to $249 million, while maintaining the midpoint at $247 million. This outlook implies year-over-year revenue growth of approximately 2.5 to 3.5 percent, and adjusted EBITDA growth of approximately 5.0 to 6.5 percent.

ClubCorp FY16 Q3 Earnings Release	4	Page

Exhibit 99.1

About ClubCorp Holdings:
Since its founding in 1957, Dallas-based ClubCorp has operated with the central purpose of Building Relationships and Enriching Lives®. ClubCorp is a leading owner-operator of private golf and country clubs and private business clubs in North America. ClubCorp owns or operates a portfolio of over 200 golf and country clubs, business clubs, sports clubs, and alumni clubs in 26 states, the District of Columbia and two foreign countries that serve over 430,000 members, with approximately 20,000 peak-season employees. ClubCorp Holdings, Inc. is a publicly traded company on the New York Stock Exchange (NYSE: MYCC). ClubCorp properties include: Firestone Country Club (Akron, Ohio); Mission Hills Country Club (Rancho Mirage, California); The Woodlands Country Club (The Woodlands, Texas); Capital Club Beijing; and Metropolitan Club Chicago. You can find ClubCorp on Facebook at facebook.com/clubcorp and on Twitter at @ClubCorp.

Conference Call:
The Company’s earnings presentation is available at ir.clubcorp.com. The Company will hold a conference call on Thursday, October 13, 2016 at 10:00 a.m. CDT (11:00 a.m. EDT) to discuss its third quarter 2016 financial results. The conference call will be broadcast live and can be accessed via the Company's website at ir.clubcorp.com. To participate in the teleconference, please call in a few minutes before the start time: (877) 201-0168 for U.S. callers and (647) 788-4901 for international callers and reference the ClubCorp third quarter conference call (confirmation code 92231392) when prompted. For those unable to participate in the live call, a replay of the call will be available at ir.clubcorp.com.

Statement Regarding Non-GAAP Financial Measures
EBITDA is defined as net income before interest expense, income taxes, interest and investment income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus or minus impairments, gain or loss on disposition and acquisition of assets, losses from discontinued operations, loss on extinguishment of debt, non-cash and other adjustments, equity-based compensation expense and a deferred revenue adjustment. The deferred revenue adjustment to revenues and Adjusted EBITDA within each segment represents estimated deferred revenue using current membership life estimates related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting. Adjusted EBITDA is based on the definition of Consolidated EBITDA as defined in the credit agreement governing the Secured Credit Facilities and may not be comparable to similarly titled measures reported by other companies.

Adjusted EBITDA is not determined in accordance with GAAP and should not be considered in isolation, more meaningful than or as a substitute for a measure of performance or liquidity prepared in accordance with GAAP and is not indicative of net income or loss or operating cash flows as determined under GAAP. Non-GAAP financial measures have limitations that should be considered before used as measures to evaluate the Company's financial performance or liquidity. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies due to varying methods of calculation.

ClubCorp FY16 Q3 Earnings Release	5	Page

Exhibit 99.1

The financial statement tables that accompany this press release include a reconciliation of historical non-GAAP financial measures to the applicable and most comparable GAAP financial measures. The Company has not reconciled Adjusted EBITDA guidance included in this press release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the high variability, complexity and low visibility with respect to impairments and disposition of assets, income taxes and centralization and transformation costs which are excluded from Adjusted EBITDA. We expect the variability of these charges to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Special Note on Forward-Looking Statements
In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements can be identified by the fact that they do not relate strictly to current or historical facts and often include words such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology in this press release and any attachment to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, earnings guidance, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control. All expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: various factors beyond management's control adversely affecting discretionary spending, membership count and facility usage and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2015.

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) the

ClubCorp FY16 Q3 Earnings Release	6	Page

Exhibit 99.1

Company has correctly measured or identified all of the factors affecting its business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company's strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company's filings with the SEC (which are available from the SEC's EDGAR database at www.sec.gov and via the Company's website at ir.clubcorp.com/SEC).

Statement Regarding Definitions and Financial Measures
The definitions and basis of presentation for financial measures used in this press release, including EBITDA, Adjusted EBITDA and same-store measures, are discussed more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2015, as amended by the Form 10-K/A filed on March 30, 2016, and the Company's Quarterly Report on Form 10-Q for the period ended September 6, 2016. This press release should be read in conjunction with such Annual Report and Quarterly Report.
______________________
Notes:

(1)
Adjusted EBITDA is not calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”). See the “Statement Regarding Non-GAAP Financial Measures” section of this press release for the definition of Adjusted EBITDA and the reconciliation later in this press release to the most comparable financial measure calculated in accordance with GAAP.

(2)
Clubs are considered same store once they have been fully operational for one fiscal year. Newly acquired or opened clubs, clubs added under management agreements and divested clubs are not classified as same store. Once a club has been divested, it is removed from the same store classification for all periods presented. New or Acquired Clubs include those clubs that the Company is currently operating as of September 6, 2016, that were opened, acquired or added under management agreements in the thirty-six weeks ended September 6, 2016 and the fiscal year ended December 29, 2015 consisting of: Ravinia Green Country Club, Rolling Green Country Club, Bermuda Run Country Club, Brookfield Country Club, Firethorne Country Club, Temple Hills Country Club, Ford's Colony Country Club, Bernardo Heights Country Club, Santa Rosa Golf and Beach Club, Marsh Creek Country Club and Santa Rosa Golf and Country Club, Country Club of Columbus, Heritage Golf Club and West Lake Mansion at Meilu Legend Hotel.

(3)
Consists of other business activities including ancillary revenues related to alliance arrangements, a portion of the revenue associated with upgrade offerings, reimbursements for certain costs of operations at managed clubs, corporate overhead expenses and shared services.

# # #

(Financial Tables Follow)

ClubCorp FY16 Q3 Earnings Release	7	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—GOLF AND COUNTRY CLUBS (GCC)
(In thousands, except for memberships and percentages)
(Unaudited financial information)

	Third quarter ended			Year to date ended
GCC	September 6, 2016 (12 weeks)	September 8, 2015 (12 weeks)	% Change (1)	September 6, 2016 (36 weeks)	September 8, 2015 (36 weeks)	% Change (1)

Same Store Clubs (2)
Revenue
Dues	$94,709	$91,948	3.0%	$279,129	$269,354	3.6%
Food and Beverage	44,164	44,024	0.3%	127,282	124,506	2.2%
Golf Operations	47,642	49,105	(3.0)%	126,413	127,836	(1.1)%
Other	15,294	15,743	(2.9)%	41,205	42,147	(2.2)%
Revenue	$201,809	$200,820	0.5%	$574,029	$563,843	1.8%
Club operating costs and expenses exclusive of depreciation	$143,600	$143,506	0.1%	$402,033	$400,246	0.4%
Adjusted EBITDA	$58,209	$57,314	1.6%	$171,996	$163,597	5.1%
Adjusted EBITDA Margin	28.8%	28.5%	30 bps	30.0%	29.0%	100 bps

New or Acquired Clubs (2)
Revenue	$13,671	$9,804	NM	$34,049	$18,767	NM
Club operating costs and expenses exclusive of depreciation	$11,931	$8,946	NM	$29,881	$17,713	NM
Adjusted EBITDA	$1,740	$858	NM	$4,168	$1,054	NM

Total Golf and Country Clubs
Revenue	$215,480	$210,624	2.3%	$608,078	$582,610	4.4%
Club operating costs and expenses exclusive of depreciation	$155,531	$152,452	2.0%	$431,914	$417,959	3.3%
Adjusted EBITDA	$59,949	$58,172	3.1%	$176,164	$164,651	7.0%
Adjusted EBITDA Margin	27.8%	27.6%	20 bps	29.0%	28.3%	70 bps

Total memberships, excluding managed club memberships				121,906	118,496	2.9%
____________________

(1)	Percentage changes that are not meaningful are denoted by “NM.”

(2)
Clubs are considered same store once they have been fully operational for one fiscal year. Newly acquired or opened clubs, clubs added under management agreements and divested clubs are not classified as same store. Once a club has been divested, it is removed from the same store classification for all periods presented. New or Acquired Clubs include those clubs that the Company is currently operating as of September 6, 2016, that were acquired, opened or added under management agreements during the thirty-six weeks ended September 6, 2016 and the fiscal year ended December 29, 2015 consisting of: Ravinia Green Country Club, Rolling Green Country Club, Bermuda Run Country Club, Brookfield Country Club, Firethorne Country Club, Temple Hills Country Club, Ford's Colony Country Club, Bernardo Heights Country Club, Santa Rosa Golf and Beach Club, Marsh Creek Country Club, Santa Rosa Golf and Country Club, Country Club of Columbus and Heritage Golf Club.

ClubCorp FY16 Q3 Earnings Release	8	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—BUSINESS, SPORTS AND ALUMNI CLUBS (BSA)
(In thousands, except for memberships and percentages)
(Unaudited financial information)

	Third quarter ended			Year to date ended
BSA	September 6, 2016 (12 weeks)	September 8, 2015 (12 weeks)	% Change (1)	September 6, 2016 (36 weeks)	September 8, 2015 (36 weeks)	% Change (1)

Same Store Clubs (2)
Revenue
Dues	$18,882	$18,730	0.8%	$57,223	$55,960	2.3%
Food and Beverage	18,736	18,583	0.8%	62,652	61,829	1.3%
Other	2,691	2,843	(5.3)%	8,225	8,425	(2.4)%
Revenue	$40,309	$40,156	0.4%	$128,100	$126,214	1.5%
Club operating costs and expenses exclusive of depreciation	$33,551	$34,197	(1.9)%	$103,519	$103,534	—%
Adjusted EBITDA	$6,758	$5,959	13.4%	$24,581	$22,680	8.4%
Adjusted EBITDA Margin	16.8%	14.8%	200 bps	19.2%	18.0%	120 bps

New or Acquired Clubs (2)
Revenue	$38	$—	NM	$101	$—	NM
Club operating costs and expenses exclusive of depreciation	$6	$5	NM	$20	$23	NM
Adjusted EBITDA	$32	$(5)	NM	$81	$(23)	NM

Total Business, Sports and Alumni Clubs
Revenue	$40,347	$40,156	0.5%	$128,201	$126,214	1.6%
Club operating costs and expenses exclusive of depreciation	$33,557	$34,202	(1.9)%	$103,539	$103,557	—%
Adjusted EBITDA	$6,790	$5,954	14.0%	$24,662	$22,657	8.8%
Adjusted EBITDA Margin	16.8%	14.8%	200 bps	19.2%	18.0%	120 bps

Total memberships, excluding managed club memberships				54,859	56,089	(2.2)%
______________________

(1)    Percentage changes that are not meaningful are denoted by “NM.”

(2)
Clubs are considered same store once they have been fully operational for one fiscal year. Newly acquired or opened clubs, clubs added under management agreements and divested clubs are not classified as same store. Once a club has been divested, it is removed from the same store classification for all periods presented. New or Acquired Clubs include those clubs that the Company is currently operating as of September 6, 2016, that were opened or added under management agreements during the thirty-six weeks ended September 6, 2016 and the fiscal year ended December 29, 2015 consisting of West Lake Mansion at Meilu Legend Hotel.

ClubCorp FY16 Q3 Earnings Release	9	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO CLOSEST GAAP MEASURES
(In thousands)
(Unaudited financial information)

	Third quarter ended		Year to date ended		Four Quarters Ended
	September 6, 2016 (12 weeks)	September 8, 2015 (12 weeks)	September 6, 2016 (36 weeks)	September 8, 2015 (36 weeks)	September 6, 2016 (52 weeks)
Net income (loss)	$1,182	$1,185	$(1,381)	$(3,314)	$(7,640)
Interest expense	20,172	16,170	60,530	48,587	82,615
Income tax expense (benefit)	1,583	2,018	124	(187)	1,940
Interest and investment income	(161)	(2,139)	(414)	(3,816)	(2,115)
Depreciation and amortization	25,169	24,562	73,738	71,616	106,066
EBITDA	$47,945	$41,796	$132,597	$112,886	$180,866
Impairments and disposition of assets (1)	2,869	4,631	9,024	15,423	18,147
(Income) loss from divested clubs (2)	(36)	(18)	476	54	508
Loss on extinguishment of debt (3)	—	—	—	—	2,599
Non-cash adjustments (4)	272	463	(107)	1,389	512
Acquisition related costs (5)	156	838	1,099	3,697	2,367
Capital structure costs (6)	100	500	1,050	1,851	9,246
Centralization and transformation costs (7)	2,648	1,487	7,127	4,790	10,832
Other adjustments (8)	1,960	2,337	4,231	5,089	6,541
Equity-based compensation expense (9)	1,880	1,295	4,877	3,510	6,337
Deferred revenue adjustment (10)	1,212	1,584	3,910	5,144	5,877
Adjusted EBITDA	$59,006	$54,913	$164,284	$153,833	$243,832

	Third quarter ended		Year to date ended		Four Quarters Ended
	September 6, 2016 (12 weeks)	September 8, 2015 (12 weeks)	September 6, 2016 (36 weeks)	September 8, 2015 (36 weeks)	September 6, 2016 (52 weeks)
Net cash provided by operating activities	$27,635	$36,617	$97,871	$98,614	$151,527
Interest expense	20,172	16,170	60,530	48,587	82,615
Income tax expense (benefit)	1,583	2,018	124	(187)	1,940
Interest and investment income	(161)	(2,139)	(414)	(3,816)	(2,115)
(Income) loss from divested clubs (2)	(36)	(18)	476	54	508
Loss on extinguishment of debt (3)	—	—	—	—	2,599
Non-cash adjustments (4)	272	463	(107)	1,389	512
Acquisition related costs (5)	156	838	1,099	3,697	2,367
Capital structure costs (6)	100	500	1,050	1,851	9,246
Centralization and transformation costs (7)	2,648	1,487	7,127	4,790	10,832
Other adjustments (8)	1,960	2,337	4,231	5,089	6,541
Deferred revenue adjustment (10)	1,212	1,584	3,910	5,144	5,877
Certain adjustments to reconcile net income to operating cash flows (11)	3,465	(4,944)	(11,613)	(11,379)	(28,617)
Adjusted EBITDA	$59,006	$54,913	$164,284	$153,833	$243,832

ClubCorp FY16 Q3 Earnings Release	10	Page

Exhibit 99.1

	Third quarter ended		Year to date ended		Four Quarters Ended
	September 6, 2016 (12 weeks)	September 8, 2015 (12 weeks)	September 6, 2016 (36 weeks)	September 8, 2015 (36 weeks)	September 6, 2016 (52 weeks)
Golf and Country Clubs Adjusted EBITDA	$59,949	$58,172	$176,164	$164,651	$257,361
Business, Sports and Alumni Clubs Adjusted EBITDA	6,790	5,954	24,662	22,657	41,628
Interest expense	(20,172)	(16,170)	(60,530)	(48,587)	(82,615)
Interest and investment income	161	2,139	414	3,816	2,115
Depreciation and amortization	(25,169)	(24,562)	(73,738)	(71,616)	(106,066)
Impairments and disposition of assets (1)	(2,869)	(4,631)	(9,024)	(15,423)	(18,147)
(Income) loss from divested clubs (2)	36	18	(476)	(54)	(508)
Loss on extinguishment of debt (3)	—	—	—	—	(2,599)
Non-cash adjustments (4)	(272)	(463)	107	(1,389)	(512)
Acquisition related costs (5)	(156)	(838)	(1,099)	(3,697)	(2,367)
Capital structure costs (6)	(100)	(500)	(1,050)	(1,851)	(9,246)
Centralization and transformation costs (7)	(2,648)	(1,487)	(7,127)	(4,790)	(10,832)
Other adjustments (8)	(1,960)	(2,337)	(4,231)	(5,089)	(6,541)
Equity-based compensation expense (9)	(1,880)	(1,295)	(4,877)	(3,510)	(6,337)
Deferred revenue adjustment (10)	(1,212)	(1,584)	(3,910)	(5,144)	(5,877)
Corporate expenses and other operations (12)	(7,733)	(9,213)	(36,542)	(33,475)	(55,157)
Income (loss) before income taxes	$2,765	$3,203	$(1,257)	$(3,501)	$(5,700)
______________________

The following footnotes relate to the three preceding tables.

(1)
Includes non-cash impairment charges related to property and equipment and intangible assets and loss on disposals of assets (including property and equipment disposed of in connection with renovations).

(2)	Net loss or income from divested clubs that do not qualify as discontinued operations in accordance with GAAP.

(3)	Includes loss on extinguishment of debt calculated in accordance with GAAP.

(4)	Includes non-cash items related to purchase accounting associated with the acquisition of ClubCorp, Inc. (“CCI”) in 2006 by affiliates of KSL Capital Partners, LLC (“KSL”).

(5)	Represents legal and professional fees related to the acquisition of clubs.

(6)	Represents legal and professional fees related to our capital structure, including debt issuance and amendment costs and equity offering costs.

(7)
Includes fees and expenses associated with initial compliance with Section 404(b) of the Sarbanes-Oxley Act, which were primarily incurred in fiscal year 2015 and the twelve weeks ended March 22, 2016, and related centralization and transformation of administrative processes, finance processes and related IT systems.

(8)
Represents adjustments permitted by the credit agreement governing the Secured Credit Facilities including cash distributions from equity method investments less equity in earnings recognized for said investments, income or loss attributable to non-controlling equity interests of continuing operations and management fees, termination fee and expenses paid to an affiliate of KSL.

(9)	Includes equity-based compensation expense, calculated in accordance with GAAP, related to awards held by certain employees, executives and directors.

(10)
Represents estimated deferred revenue, calculated using current membership life estimates, related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of CCI in 2006 and the acquisition of Sequoia Golf on September 30, 2014.

ClubCorp FY16 Q3 Earnings Release	11	Page

Exhibit 99.1

(11)
Includes the following adjustments to reconcile net loss to net cash provided by operating activities from our Unaudited Consolidated Condensed Statements of Cash Flows: Net change in prepaid expenses and other assets, net change in receivables and membership notes, net change in accounts payable and accrued liabilities, net change in other current liabilities, bad debt expense, equity in loss (earnings) from unconsolidated ventures, gain on investment in unconsolidated ventures, distribution from investment in unconsolidated ventures, debt issuance costs and term loan discount, accretion of discount on member deposits, net change in deferred tax assets and liabilities and net change in other long-term liabilities. Certain other adjustments to reconcile net income (loss) to net cash provided by operating activities are not included as they are excluded from both net cash provided by operating activities and Adjusted EBITDA.

(12)
Includes other business activities including ancillary revenues related to alliance arrangements, a portion of the revenue associated with upgrade offerings, costs of operations at managed clubs, corporate overhead expenses and shared services expenses.

ClubCorp FY16 Q3 Earnings Release	12	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
SUMMARIZED FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited financial information)

	Third quarter ended		Year to date ended
	September 6, 2016 (12 weeks)	September 8, 2015 (12 weeks)	September 6, 2016 (36 weeks)	September 8, 2015 (36 weeks)
Revenues
Golf and Country Clubs (1)	$215,480	$210,624	$608,078	$582,610
Business, Sports and Alumni Clubs (1)	40,347	40,156	128,201	126,214
Other operations	6,218	5,087	15,058	13,141
Elimination of intersegment revenues and segment reporting adjustments	(2,959)	(3,317)	(9,127)	(10,118)
Revenues relating to divested clubs (2)	246	2,810	969	9,332
Total consolidated revenues	$259,332	$255,360	$743,179	$721,179

Golf and Country Clubs Adjusted EBITDA	$59,949	$58,172	$176,164	$164,651
Business, Sports and Alumni Clubs Adjusted EBITDA	$6,790	$5,954	$24,662	$22,657
______________________

(1)
Includes segment reporting adjustments representing estimated deferred revenue, calculated using current membership life estimates, related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of CCI in 2006 and the acquisition of Sequoia Golf on September 30, 2014.

(2)	When clubs are divested, the associated revenues are excluded from segment results for all periods presented.

ClubCorp FY16 Q3 Earnings Release	13	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
For the Twelve and Thirty-Six Weeks Ended September 6, 2016 and September 8, 2015
(In thousands, except per share amounts)
(Unaudited financial information)

	Third quarter ended			Year to date ended
	September 6, 2016 (12 weeks)	September 8, 2015 (12 weeks)	% Change	September 6, 2016 (36 weeks)	September 8, 2015 (36 weeks)	% Change
REVENUES:
Club operations	$192,142	$189,705	1.3%	$542,034	$526,966	2.9%
Food and beverage	66,397	65,102	2.0%	198,194	191,785	3.3%
Other revenues	793	553	43.4%	2,951	2,428	21.5%
Total revenues	259,332	255,360	1.6%	743,179	721,179	3.1%

DIRECT AND SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Club operating costs exclusive of depreciation	169,555	168,542	0.6%	482,066	474,774	1.5%
Cost of food and beverage sales exclusive of depreciation	23,478	23,191	1.2%	67,816	65,317	3.8%
Depreciation and amortization	25,169	24,562	2.5%	73,738	71,616	3.0%
Provision for doubtful accounts	1,303	1,373	(5.1)%	2,387	1,876	27.2%
Loss on disposals of assets	1,071	3,587	(70.1)%	6,726	13,309	(49.5)%
Impairment of assets	1,798	1,044	72.2%	2,298	2,114	8.7%
Equity in (earnings) loss from unconsolidated ventures	(1,193)	479	(349.1)%	(3,296)	934	(452.9)%
Selling, general and administrative	15,375	15,348	0.2%	52,585	49,969	5.2%
OPERATING INCOME	22,776	17,234	32.2%	58,859	41,270	42.6%

Interest and investment income	161	2,139	(92.5)%	414	3,816	(89.2)%
Interest expense	(20,172)	(16,170)	(24.7)%	(60,530)	(48,587)	(24.6)%
INCOME (LOSS) BEFORE INCOME TAXES	2,765	3,203	(13.7)%	(1,257)	(3,501)	64.1%
INCOME TAX (EXPENSE) BENEFIT	(1,583)	(2,018)	21.6%	(124)	187	(166.3)%
NET INCOME (LOSS)	1,182	1,185	(0.3)%	(1,381)	(3,314)	58.3%
NET LOSS (INCOME)ATTRIBUTABLE TO NONCONTROLLING INTERESTS	6	67	(91.0)%	(266)	148	(279.7)%
NET INCOME (LOSS) ATTRIBUTABLE TO CLUBCORP	$1,188	$1,252	(5.1)%	$(1,647)	$(3,166)	48.0%

WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC	64,530	64,621	(0.1)%	64,507	64,350	0.2%
WEIGHTED AVERAGE SHARES OUTSTANDING, DILUTED	64,656	64,903	(0.4)%	64,507	64,350	0.2%

INCOME (LOSS) PER COMMON SHARE:
Net income (loss) attributable to ClubCorp, Basic	$0.02	$0.02	—%	$(0.03)	$(0.05)	40.0%
Net income (loss) attributable to ClubCorp, Diluted	$0.02	$0.02	—%	$(0.03)	$(0.05)	40.0%

Cash dividends declared per common share	$—	$0.26	(100.0)%	$0.26	$0.39	(33.3)%

ClubCorp FY16 Q3 Earnings Release	14	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
For the Twelve and Thirty-Six Weeks Ended September 6, 2016 and September 8, 2015
(In thousands)
(Unaudited financial information)

	Third quarter ended			Year to date ended
	September 6, 2016 (12 weeks)	September 8, 2015 (12 weeks)	% Change	September 6, 2016 (36 weeks)	September 8, 2015 (36 weeks)	% Change
NET INCOME (LOSS)	$1,182	$1,185	(0.3)%	$(1,381)	$(3,314)	58.3%
Foreign currency translation	(325)	(2,196)	85.2%	(1,185)	(3,463)	65.8%
OTHER COMPREHENSIVE LOSS	(325)	(2,196)	85.2%	(1,185)	(3,463)	65.8%
COMPREHENSIVE INCOME (LOSS)	857	(1,011)	184.8%	(2,566)	(6,777)	62.1%
COMPREHENSIVE LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	6	67	(91.0)%	(266)	148	(279.7)%
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO CLUBCORP	$863	$(944)	191.4%	$(2,832)	$(6,629)	57.3%

ClubCorp FY16 Q3 Earnings Release	15	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
As of September 6, 2016 and December 29, 2015
(In thousands of dollars, except share and per share amounts)
(Unaudited financial information)

	September 6, 2016	December 29, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$92,087	$116,347
Receivables, net of allowances	109,198	68,671
Inventories	24,156	20,929
Prepaids and other assets	19,926	19,907
Total current assets	245,367	225,854
Investments	1,839	3,005
Property and equipment, net	1,555,100	1,534,520
Notes receivable, net of allowances	7,888	7,448
Goodwill	312,811	312,811
Intangibles, net	29,733	31,252
Other assets	15,980	16,634
Long-term deferred tax asset	3,727	3,727
TOTAL ASSETS	$2,172,445	$2,135,251

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$18,725	$20,414
Membership initiation deposits - current portion	164,880	152,996
Accounts payable	29,277	39,487
Accrued expenses	43,164	37,441
Accrued taxes	15,684	15,473
Other liabilities	98,907	69,192
Total current liabilities	370,637	335,003
Long-term debt	1,090,735	1,079,320
Membership initiation deposits	204,870	204,305
Deferred tax liability, net	211,655	214,184
Other liabilities	130,780	123,657
Total liabilities	2,008,677	1,956,469

EQUITY
Common stock, $0.01 par value, 200,000,000 shares authorized; 65,541,269 and 64,740,736 issued and outstanding at September 6, 2016 and December 29, 2015, respectively	655	647
Additional paid-in capital	250,733	263,921
Accumulated other comprehensive loss	(8,434)	(7,249)
Accumulated deficit	(87,484)	(88,955)
Treasury stock, at cost (129,445 shares at September 6, 2016)	(1,537)	—
Total stockholders’ equity	153,933	168,364
Noncontrolling interests in consolidated subsidiaries and variable interest entities	9,835	10,418
Total equity	163,768	178,782
TOTAL LIABILITIES AND EQUITY	$2,172,445	$2,135,251

ClubCorp FY16 Q3 Earnings Release	16	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
For the Thirty-Six Weeks Ended September 6, 2016 and September 8, 2015
(In thousands of dollars)
(Unaudited financial information)

	Year to date ended
	September 6, 2016 (36 weeks)	September 8, 2015 (36 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,381)	$(3,314)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation	72,360	69,577
Amortization	1,378	2,040
Asset impairments	2,298	2,114
Bad debt expense	2,387	1,937
Equity in (earnings) loss from unconsolidated ventures	(3,296)	934
Gain on investment in unconsolidated ventures	—	(3,507)
Distribution from investment in unconsolidated ventures	3,962	4,035
Loss on disposals of assets	6,726	13,309
Debt issuance costs and term loan discount	3,448	3,284
Accretion of discount on member deposits	13,863	14,063
Equity-based compensation	4,877	3,510
Net change in deferred tax assets and liabilities	(214)	(4,738)
Net change in prepaid expenses and other assets	(3,700)	(3,451)
Net change in receivables and membership notes	(34,071)	(29,269)
Net change in accounts payable and accrued liabilities	(5,169)	(1,967)
Net change in other current liabilities	36,267	34,555
Net change in other long-term liabilities	(1,864)	(4,498)
Net cash provided by operating activities	97,871	98,614
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(73,528)	(76,110)
Acquisition of clubs	(9,793)	(55,877)
Proceeds from dispositions	36	578
Proceeds from insurance	4,434	—
Net change in restricted cash and capital reserve funds	474	(63)
Net cash used in investing activities	(78,377)	(131,472)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(49,343)	(12,046)
Proceeds from new debt borrowings	37,000	—
Repayments of revolving credit facility borrowings	—	(10,000)
Proceeds from revolving credit facility borrowings	—	57,000
Debt issuance and modification costs	(2,295)	(1,493)
Dividends to owners	(25,477)	(25,183)
Repurchases of common stock	(1,537)	—
Share repurchases for tax withholdings related to certain equity-based awards	(226)	(1,443)
Distributions to noncontrolling interest	(849)	(1,071)
Proceeds from new membership initiation deposits	115	520
Repayments of membership initiation deposits	(1,550)	(1,078)
Net cash (used in) provided by financing activities	(44,162)	5,206
EFFECT OF EXCHANGE RATE CHANGES ON CASH	408	(262)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(24,260)	(27,914)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	116,347	75,047
CASH AND CASH EQUIVALENTS - END OF PERIOD	$92,087	$47,133
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$33,530	$31,432
Cash paid for income taxes	$3,363	$4,515

ClubCorp FY16 Q3 Earnings Release	17	Page